SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2010

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7322 Manatee Avenue West, #299

Bradenton, Florida 34209

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 2 – Financial Information

Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated March 4, 2010 entitled-"SILVER FALCON MINING, INC. (SFMI) Gets Approval to Trade on the OVER the COUNTER BULLETIN BOARD.Inc."

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) Gets Approval to Trade on the OVER the COUNTER BULLETIN BOARD.

Murphy, ID-March 4, 2010-Silver Falcon Mining, Inc. (SFMI.OTCBB) announces that FINRA has approved its listing for trading onto NASDAQ-Over The Counter Bulletin Board (OTC:BB).  Stock Symbol SFMI, as of March 4, 2010, will no longer trades as a PinkSheet status listed company.

In order for SFMI to become a trading stock on the NASDAQ-OTC:BB, the Company had to first become fully reporting under the US SEC 1934 Act (The Exchange Act).  Once compliant under the 1934 Act, the Company through the offices of its “Market Maker,” petitioned for listing onto the NASDAQ-OTC:BB.  Only companies with full disclosures and transparencies can apply for this listing status.  SFMI now trades on this fully regulated NASDAQ-OTC:BB.

Pierre Quilliam, CEO, states, “This is an exciting accomplishment for the Company.  Becoming NASDAQ-OTC:BB listed now enables the Company to further expand its visibility and acceptance throughout the domestic and international investment communities.  The stringent rules and requirements to maintain such a listing, gives investors the confidence from full transparencies and disclosures of SFMI’s operations. With SFMI now on the NASDAQ-OTC:BB, we feel confident that the Company's shares will attract investors and investment organizations which otherwise would ignore a PinkSheet listed entity.”

Management will continue to update shareholders as more news becomes available regarding its gold/silver mining operations.

For further information about SFMI and this release, contact Rich Kaiser, Investor Relations, #800-631-8127, www.silverfalconmining.com.

Silver Falcon Mining, Inc. cautions that the statements made in this press release constitute forward-looking statements, and no guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date:March 5, 2010	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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